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Exhibit 3.17

CERTIFICATE OF FORMATION

OF REFCO CAPITAL HOLDINGS, (NEWCO) LLC

        1.     The name of the limited liability company is Refco Capital Holdings, (Newco) LLC.

        2.     The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

        3.     The term of existence of the LLC shall be until December 31, 2050.

        IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation of Refco Capital Holdings, (Newco) LLC this 20th day of January, 1999.

By:	/s/ ANDREA LODAHL HENNEMAN Name: Andrea Lodahl Henneman Title: Authorized Person

CERTIFICATE OF AMENDMENT

OF REFCO CAPITAL HOLDINGS, (NEWCO) LLC

        1.     The name of the limited liability company is Refco Capital Holdings, (Newco) LLC.

        2.     The Certificate of Formation of the limited liability company is hereby amended by adding the following paragraph:

  "4.    The membership interests of the limited liability company are, and shall be deemed, "securities" for purposes of the Uniform Commercial Code."

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of Refco Capital Holdings, (Newco) LLC this 10th day of February, 1999.

By:	/s/ ANDREA LODAHL HENNEMAN Name: Andrea Lodahl Henneman Title: Authorized Person

CERTIFICATE OF MERGER

MERGING

REFCO CAPITAL HOLDINGS, INC.
(a Delaware corporation)

WITH AND INTO

REFCO CAPITAL HOLDINGS, (NEWCO) LLC
(a Delaware limited liability company)

        Pursuant to the provisions of Section 264 of the Delaware General Corporation Law (the "DGCL") and Section 18-209 of the Delaware Limited Liability Company Act (the "DLLCA"), Refco Capital Holdings, (Newco) LLC, a limited liability company organized and existing under the laws of the State of Delaware ("Newco"), hereby certifies as follows:

        FIRST:    The names and states of organization and domicile of each of the constituent entities (the "Constituent Entities") of the merger (the "Merger") are as follows:

Name	State of Organization and Domicile
Refco Capital Holdings, Inc.	Delaware
Refco Capital Holdings, (Newco) LLC	Delaware

        SECOND:    An agreement of merger, dated as of May 13, 1999, has been approved, adopted, certified, executed and acknowledged by each of the Constituent Entities in accordance with Section 264(c) of the DGCL and Section 18-209 of the DLLCA.

        THIRD:    The certificate of formation of Refco Capital Holdings, (Newco) LLC shall be the certificate of formation of the surviving entity (the "Surviving Entity") with the name changing to: "Refco Capital Holdings, LLC".

        FOURTH:    The Merger shall be effective at 11:58 p.m., Delaware time, on May 13, 1999 (the "Effective Time").

        FIFTH:    The executed agreement of merger is on file at the principal place of business of the Surviving Entity located at 200 Liberty Street, New York, New York 10281.

        SIXTH:    A copy of the agreement of merger will be furnished by the Surviving Entity, on request and without cost, to any member or stockholder of any Constituent Entity.

        IN WITNESS WHEREOF, Refco Capital Holdings, (Newco) LLC has caused this Certificate of Merger to be executed by an authorized person, this 13th day of May, 1999.

REFCO CAPITAL HOLDINGS, (NEWCO) LLC
By:	/s/ PHILLIP R. BENNETT Name: Phillip R. Bennett Title: Authorized Person

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  Exhibit 3.17
CERTIFICATE OF FORMATION OF REFCO CAPITAL HOLDINGS, (NEWCO) LLC
CERTIFICATE OF AMENDMENT OF REFCO CAPITAL HOLDINGS, (NEWCO) LLC
CERTIFICATE OF MERGER MERGING REFCO CAPITAL HOLDINGS, INC. (a Delaware corporation) WITH AND INTO REFCO CAPITAL HOLDINGS, (NEWCO) LLC (a Delaware limited liability company)